                                                                     EXHBIT 10.1

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                               CONTENDER-EVERLAST
                                    Agreement

1.   PARTIES.     Everlast Worldwide Inc. ("EWI"); and Contender Partners LLC
                  and Tournament of Contenders LLC ("CONTENDER")

2.   SERIES.      "The Contender" reality television series being produced by
                  Contender.

3.   PURPOSES.

     3.1          Establish  "Contender"  hang-tag  branding for initial line of
                  EWI-licensed    sports    apparel,    shoes   and    equipment
                  ("EWI/CONTENDER  PRODUCT") to be sold for sale  exclusively in
                  "Footlocker"-stores  worldwide for a period of six months (the
                  "INITIAL  PERIOD"),  commencing  October 15, 2004.  Footlocker shall be the exclusive  sportswear  retailer for the Contender series  and  will  not do  in-store  promotions  or any  other sportswear  retail  merchandising for any other boxing reality television show during the Initial  Period.  After the Initial
                  Period,  with  Contender  approval,  EWI would  like to extend opportunities  to other retailers  (neither party obligated to do so).

     3.2          EWI shall be the Series'  exclusive  supplier  (subject to any pre-existing  contracts  of any boxers  signed for  Series) of
                  "BOXING  EQUIPMENT"  (i.e.,  boxing gloves,  heavy bags, speed bags,  bag  platforms,  boxing  trunks,  protective  headgear, protection  cups,  mouthpieces,  hand wraps, and boxing rings)
                  throughout production.  All Boxing Equipment to be supplied at no cost to the Series.  Subject to any fighter's  pre-existing contractual obligations (if any) and any statutory obligations
                  (e.g., California State Athletic Commission requirements), all competing  brand  product  logos of Boxing  Equipment  will be removed,  covered or  "blurred"  upon airing of the  Contender shows.

     3.3.         EWI will not act as a sponsor, featured supplier, or otherwise endorse any other  reality-type  television  show until twelve months after airing of last  first-run  episode of the Series, nor  will  Everlast  co-brand  (e.g.,  with  a hang  tag)  any products  with such  another  show.  (The  foregoing  does not preclude EWI from supplying  Boxing  Equipment to such another show during the  restricted  period,  but  Everlast  shall not receive prominent mention [e.g., a credit other than a nominal
                  "thank you"-type end credit] in connection therewith.)

     3.4          EWI  and  Contender  to work in good  faith  with  respect  to additional licensing program for "Everlast-Contender"  branded products.

     3.5          All EWI/Contender  Product sold to Footlocker (except for Lady
                  Footlocker  product and existing in Champs  Sports) during the
                  Initial Period shall have the Contender hang tag as referenced in 3.1.

     3.6          Contender  shall be free to brand  products  other than Boxing
                  Equipment,  activewear,  shoes and  T-shirts  (the  "EXCLUSIVE
                  CATEGORIES"),   whether   manufactured   or  licensed.   EWI's
                  exclusivity in the Exclusive  Categories  shall continue until such  time as EWI  ceases  business  in  such  an  Exclusivity
                  Category, or until the end of the first

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                  12-month  period  in  which  there  is no  meaningful  revenue generated for Contender in any such Excluded  Category  (other than Boxing Equipment), at which time Contender shall have all rights in such  Excluded  Category  (subject  to a  reasonable sell-off period).  Further, if Everlast does not distribute in a given territory at any time during its  exclusivity  period,
                  Contender  shall be free to exploit such territory even in the
                  Excluded Categories.

     3.7          EWI shall supply reasonable  amounts of EWI/Contender  Product for  use by  people  appearing  in the  show.  Certain  of the
                  EWI/Contender  Product will appear  integrated  naturally into the series (e.g., certain of the fighters may wear one or more
                  EWI-branded  products),  but the  amount  and  extent  of such appearance  shall always be subject to personal  choice of the fighters and Contender's final determination of the content of each  episode.  EWI  shall  receive  an  end-title  credit  in connection  with  all  episodes  of the  series  for  which it supplies Boxing Equipment.

     3.8          Provided that Footlocker buys at least $3 million  (wholesale)
                  of EWI/Contender  Product for the Initial Period:  (a) Subject
                  to  network  approval  as to  form,  Footlocker  will  also be accorded  a credit in the end  titles of each  episode  (e.g.,
                  "Apparel  provided  exclusively  by Everlast and  available at
                  Footlocker"); and (b) Contender will provide certain secondary
                  (i.e.,   background)  signage   opportunities  to  Footlocker,
                  subject  always  to  Contender's  final  determination  of the content of each episode.

4.   LICENSED CONTENDER PROPERTY.  Hang tag, to be mutually approved,  featuring language which references the television show "Contender".

5.   ROYALTIES.

     5.1          EWI to pay  Contender  a royalty  of 10% of net sales from all product sold to Footlocker  with  Contender  hang tags (see P.
                  3.1). Net sales is defined as all of EWI's sales to Footlocker less deductions for trade discounts, shipping charges, returns and  allowances,  and sales taxes (or any use,  value-added or similar  taxes)  actually  granted  or taken,  whether  or not separately  stated on the invoice.  Such deductions  shall not collectively exceed ten percent (10%) of gross Net Sales. Such
                  Net Sales shall be  determined  without  deducting  any income taxes, franchise taxes,  uncollectible accounts,  anticipation or financial discounts.  No costs incurred in the manufacture, sale, distribution,  advertisement or exploitation of official
                  Contender  products  and  merchandise  shall be deducted  from gross sales.

6.   Contender Warrants.

     6.1          EWI to issue  warrants  (the  "CONTENDER  WARRANTS")  equal to
                  4.95%  of  EWI's  currently   outstanding   Common  Stock,  to
                  Contender  effective July 23, 2004.  149,980  warrants will be issued to Contender Partners LLC and shall be priced at $2.75, the  closing  stock  price  of  Everlast  on  July  23,  2004.
                  Additional  4.95%  tranches of warrants shall be issued on the then current  outstanding  common stock,  excluding any common shares that may exist from the exercise of any warrants issued to  Contender  and shall be issued  upon the  initial  network order of each of  seasons  2 and 3 of the  Series,  with  each
                  Season airing a minimum of 10 shows and EWI maintaining the

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                  same  rights  as set forth  above in Season 1. (If the  Series airs for less than 10  episodes in a given  season,  Contender shall  receive  a  prorated  amount  of  warrants  based  on a fraction,  the  denominator of which is the number of episodes ordered  for that  season  and the  numerator  of which is the number of episodes  actually  aired that season.  If Contender receives  less than the full 4.95%  tranche for a given season but the Series goes into a fourth  season,  then all  warrants not received by Contender shall  retroactively vest in full as though  originally  fully  granted  during the prior season in question.) Each of tranches 2 and 3 shall be issued at a price equal to 75% of the  lesser of (a) the  market  price of EWI's common  stock on such  date of  issuance,  or (b) the  365-day average  stock price of EWI's  common stock for the year prior to the date of issuance. (EWI represents that it is limited in its issuance of warrants  which may not exceed more than 5% of
                  EWI's current outstanding common stock .)

     6.2          Each Contender Warrant entitles owner to immediately  purchase
                  1 share of  unrestricted  common stock of EWI at the price set forth above.

     6.3          Contender Warrants shall be exercisable for a term of 10 years
                  and   have    full-ratchet    antidilution    protection   and
                  anti-destruction protection (e.g., automatic adjustment of the
                  conversion   price  for   stock   splits,   stock   dividends,
                  recapitalizations  and the like). Subject to how many tranches of warrants are issued to  Contender,  as set forth in section
                  6.1,  Contender  will own  4.95%,  9.9% or 14.85% of equity in
                  EWI.

     6.4          Contender to have customary  "piggyback"  registration  rights with respect to the shares acquired by Contender upon exercise of such warrants.  Contender  shall have the option to pay the exercise  price of the  warrants in EWI shares to be issued on exercise  thereof  based on the market value of such shares on the date of exercise.

7.   OTHER PARTIES.  EWI will not associate any Series-related  product with any other party  (including,  without  limitation,  any other current or former boxer or boxing promoter)  without  Contender's  prior written approval (in its sole  discretion).  (Excluded  from the  foregoing  are EWI's  existing
     "heritage apparel" agreements relating to Jack Dempsey, Rocky Marciano, Joe
     Louis, Floyd Patterson, Sugar Ray Robinson and Sugar Ray Leonard.)

8.   CASINO  STORES.  To the  extent  (if any)  that  Contender  authorizes  the creation of a Series-themed store in any casino or casino-related  facility hosting  bouts  promoted  for the Series,  then such casino  store shall be entitled to acquire Boxing  Equipment from EWI at the most favorable  right
     EWI provides to any third party.

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9.   CONFIDENTIALITY;  PRESS RELEASE. The parties will keep their terms of their discussion  and agreement (if any) strictly  confidential.  (The  foregoing shall not prevent EWI's  disclosure of  discussions  [but not the financial particulars thereof] to Footlocker, for purposes of pursuing the Footlocker agreement  referenced  above.)  Parties  shall agree on a press  release to announce their relationship upon signing (if ever).

10.  LONG FORM. This document represents the final,  fully-integrated  agreement of the parties and cannot be modified  except in another  writing signed by the parties.  The parties  intend to  negotiate  and enter into a long-form agreement containing the foregoing terms. Until and unless such a long form is fully executed, this agreement shall be binding upon the parties. .

Agreed to by and among:

EVERLAST WORLDWIDE, INC.                    CONTENDER PARTNERS LLP

By: /s/ George Horowitz                     By: /s/ Mark Burnett
   ------------------------------              ---------------------------------
   George Horowitz                             Mark Burnett
   Its:  President and CEO                     Its:  Managing Partner

                                            By: /s/ Brian Edwards
                                               ---------------------------------
                                               Brian Edwards
                                               Its:  Managing Partner

                                            TOURNAMENT OF
                                            CONTENDERS LLC

                                            By: /s/ Mark Burnett
                                               ---------------------------------
                                               Mark Burnett
                                               Its:  Managing Partner

                                            By: /s/ Brian Edwards
                                               ---------------------------------
                                               Brian Edwards
                                               Its:  Managing Partner